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                                   EXHIBIT 2
       RULES AND REGULATIONS OF AMERICAN UNITED LIFE POOLED EQUITY FUND B
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                    AMERICAN UNITED LIFE POOLED EQUITY FUND B
                              Indianapolis, Indiana

                              RULES AND REGULATIONS

                                    ARTICLE I

                                     General

     Section 1. Name. The name of this segregated investment account is American United Life Pooled Equity Fund B ("Fund B").

     Section 2. Office. The principal office of Fund B is at One American Square, Indianapolis, Indiana (mailing address: P.O. Box 368, Indianapolis, Indiana 46206).

     Section 3. Purpose. The purpose of Fund B is to provide, in accordance with certain provisions of the Indiana Insurance Law, a segregated investment account for certain variable annuity contracts ("Contracts") sold by American United Life Insurance Company(R) ("AUL") which are fundable and computable as to payments or benefits on the basis of experience factors of such account, the assets of which account shall be set aside by AUL from payments received under such Contracts.

     Section 4. Title to Assets. The title to the assets of Fund B shall be taken in the name of American United Life Insurance Company(R) for American United Life Pooled Equity Fund B, or appropriate abbreviation thereof or nominee therefor.

     Section 5. Execution of Contracts and Other Documents. Unless otherwise ordered by the Board of Managers, all written contracts and other documents entered into by Fund B shall be executed on behalf of Fund B by the chairman of the board and the secretary of the board.

                                   ARTICLE II

                          Variable Annuity Participants

     Section 1. Fund B Participants. Any person (including any employer) credited with accumulation units or annuity units in Fund B shall be deemed a Fund B Participant under these Rules and Regulations so long as (but no longer than) he shall continue to be credited with any such units. The records of AUL shall be conclusive evidence as to the identity of such Fund B Participants.

  Section  2.  Annual  Meetings.   No  annual  or  regular  meetings  of  the
Participants are required. Meetings of Participants may be called by the Board and shall be held at such times, on such day and at such hour as the Board may from time to time determine, for the following purposes: (i) for the election of Members of the Board of Managers to the extent required under the Investment Company Act of 1940 (the "1940 Act") or other applicable law; (ii) for the removal of Members of the Board of Managers to the extent required by the 1940 Act, other applicable law, or by these Rules and Regulations; (iii) with respect to approval of any contract with an investment adviser to the extent required by the 1940 Act or other applicable law; (iv) with respect to the merger, consolidation and sale of assets of the Fund to the extent required by the 1940 Act or other applicable law; (v) for the ratification of the selection of independent public accountants to the extent required by the 1940 Act or other applicable law;


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(vi) with  respect to such  additional  matters  relating  to the Fund as may be required by the 1940 Act or other applicable law, by these Rules and Regulations, by the Securities and Exchange Commission or the law of any state of the United States, or as the Board may deem desirable. When held as provided herein, all annual meetings shall be general meetings at which any business may be considered without being specified as a purpose in the notice unless otherwise required by law.

     Section 3. Special Meetings. Special meetings of Fund B Participants may be called by the chairman of the board, by the Board of Managers, or by Fund B Participants who hold not less than one-fourth (1/4) of all of the votes which may be cast on the business proposed to be transacted thereat.

     Section 4. Notice of Meetings. Written notice stating the place, day and hour of any meeting of Fund B Participants and, in the case of special meetings or when otherwise required by law, the purpose for which any such meeting is called, shall be delivered or mailed by the secretary of Fund B to each Fund B Participant entitled to vote at such meeting, at such address as appears upon the records of AUL and at least thirty (30) days before the date of such meeting.

     Section 5. Quorum. At any meeting of Fund B Participants, Fund B Participants who are entitled to cast not less than fifty percent (50%) of the votes which may be voted on the business to be transacted at such meeting, represented thereat in person or by proxy, shall constitute a quorum, and a majority vote of such quorum shall be necessary for the transaction of any business by the meeting, unless a greater number is required by law or these Rules and Regulations. If a quorum shall not be present, a majority vote of the Fund B Participants represented may adjourn the meeting to a later time or times.

     Section 6. Voting by Proxy. A Fund B Participant entitled to vote at any meeting of Fund B Participants may vote either in person or by proxy executed in writing by the Fund B Participant. A proxy for any meeting shall be valid for any adjournment of such meeting. No proxy shall be voted at any meeting of Fund B Participants unless the same shall be filed with the secretary of the meeting at the commencement thereof. The general proxy of a fiduciary shall be given the same effect as the general proxy of any other Fund B Participant.

     Section 7. Voting.  Each Fund B  Participant  under a Contract may cast one
(1) vote for each accumulation unit in Fund B credited to his account. Each Fund B Participant who is receiving annuity payments under a Contract may cast a number of votes equal to (i) the dollar amount of the assets in Fund B to meet the annuity obligation relating to such Fund B Participant divided by (ii) the value of an accumulation unit in Fund B, determined in each case as of the valuation date next preceding the date of determination of voting rights as provided in Section 8 of this article.

     Section 8. Date of Determination of Voting Rights. The Board of Managers may fix a Fund B Participant record date, not exceeding ninety (90) days preceding the date appointed for any meeting of Fund B Participants, for the purpose of determining the Fund B Participants entitled to notice of and to vote at such meeting, and the number of votes each Fund B Participant is entitled to cast. In the absence of action by the Board of Managers to set a record date as herein provided, the record date shall be the ninetieth (90th) day before the date of such meeting.
                                      - 2 -

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     Section 9. Conduct of Meetings.  Fund B Participants'  meetings,  including the order of business, shall be conducted in accordance with Roberts' Rules of Order, Revised, except insofar as these Rules and Regulations or any rule adopted by the Board of Managers or Fund B Participants may otherwise provide. The Fund B Participants may, by unanimous consent of those present at any meeting, waive the requirements of this section; but such waiver shall not preclude any Fund B Participant from invoking the requirements of this section at any subsequent meeting.

     Section 10. Inspectors. At each meeting of the Fund B Participants the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters or the validity of proxies and the acceptance or rejection of votes shall be decided by three inspectors. Such inspectors, who need not be Fund B Participants, shall be appointed by the Board of Managers before the meeting, or if no such appointment shall have been made, then by the presiding officer of the meeting. In the event of failure, refusal or inability of any inspector previously appointed to serve, the presiding officer may appoint any person to fill such vacancy.

                                   ARTICLE III

                                Board of Managers

     Section 1. Board of Managers.  The Board of Managers  shall consist of five
(5) Members who shall be elected, after their initial designation by AUL, by the Fund B Participants to the extent required by the 1940 Act or other applicable law and as provided for in Article II, Section 2 and in Article III, Section 2 of these Rules and Regulations. The Members need not be Fund B Participants. No person shall be eligible to continue serving as a Member of the Board of Managers after reaching his seventieth (70th) birthday.

     Section 2. Terms of Office of Managers. Members of the Board of Managers shall be elected at the annual meeting of Participants or at a special meeting held for that purpose to the extent required by the 1940 Act or other applicable law or by Article II, Section 2 of these Rules and Regulations. Each Member of the Board of Managers shall hold office until his successor is duly appointed and qualified, or if elected, duly elected and qualified or until the earlier of his death, resignation, or removal. A member appointed to the Board of Managers may hold office until the next annual meeting of Participants and until his successor is duly elected and qualified. If at any time, less than a majority of the Members of the Board of Managers then in office have been elected by the Participants, a meeting of the Participants shall be called within sixty (60) days for the purpose of filling any existing vacancies in the Board of Managers, unless the Securities and Exchange Commission or any court of competent jurisdiction shall by order extend such period.]


     Section 3. Powers. The Board of Managers shall be responsible for the management of Fund B, and in connection therewith shall have the following duties, responsibilities and powers:

a. To select annually an independent public accountant for Fund B provided that the initial appointment of an independent accountant or the appointment of a new independent accountant for Fund B shall be submitted to the Participants for ratification or rejection;
                                      - 3 -

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b.   To approve  annually an agreement  providing  for sales and  administrative services;

c. To approve annually agreements providing for investment management services and mortality and expense guarantees. Such agreements as initially adopted, and any material amendments thereto shall be subject to approval by the Fund B Participants.

d. To recommend from time to time any changes deemed appropriate in the fundamental investment policy of Fund B, which proposed changes shall be submitted to the Fund B Participants at their next meeting.

e. To authorize investment programs for Fund B in accordance with the investment objectives and policies of Fund B.

     Section 4. Meetings. Regular meetings of the Board of Managers shall be held at Indianapolis, Indiana and at such times as the Board, by vote, may determine from time to time, and if so determined, no call or notice thereof need be given. Special meetings of the Board may be held at any time at Indianapolis, Indiana whenever called by the Chairman of the Board of Managers, or three or more Members of the Board of Managers. Notice thereof shall be given to each Member by the person calling the meeting, unless all members are present or unless those not present shall waive notice thereof in writing, which shall be filed with the records of the meeting. Notice of special meetings stating the time and place thereof shall be given by mail to each member at his residence or business address at lease two days before the meeting, or by delivering or telephoning the same to him personally or by telegramming the same to him at his residence or business address at least one day before the meeting. The Chairman of the Board of Managers shall preside at all meetings of the Board of Managers at which he is present.

     Section 5. Quorum. A majority of the Members of the Board of Managers shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the Members present shall decide any question brought before such meeting except as otherwise provided by law, or by these Rules and Regulations.

     Section 6. Chairman of and Secretary to the Board of Managers. At the first meeting of the Board of Managers and annually thereafter, the Board of Managers shall elect one of its Members to act as Chairman of the Board of Managers, and he shall hold office until his successor is elected and qualified.

     The Board of Managers shall appoint a Secretary to the Board, who need not be a Member of the Board. The Secretary shall have the power to certify the minutes of the proceedings of the Participants and the Board of Managers and portions thereof and shall perform such other duties and have such other powers as these Rules and Regulations or the Board of Managers shall provide from time to time. In the absence of a Secretary, a temporary Secretary, appointed by the Board shall perform such duties and have such powers.

     Section 7. Vacancies. Vacancies occurring by reason of death, resignation, removal or otherwise of duly elected Members of the Board of Directors occurring between meetings of the

                                      - 4 -

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Fund B  Participants  may be filled for the unexpired term thereof by a majority vote of all the remaining Members if immediately after so filling any such vacancy at least two-thirds of the Members then holding office shall have been elected to such office by ballot of the Fund B Participants at an annual or special meeting; otherwise the vacancies shall be filled by the Fund B Participants at a meeting called for such purpose.

     The Board of Managers shall have and may exercise all its powers notwithstanding the existence of one or more vacancies in its number, provided there be at least two Members in office. If the office of any Member of the Executive Committee, Investment or any other committee, or the Chairman of the Board of Managers or the Secretary becomes vacant, the Board of Managers may elect a successor by vote of a majority of the Members then in office. Each such successor shall hold office for the unexpired term and until his successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

     Section 8. Removal of Members of the Board of Managers. At any meeting of Participants, the Participants may by a vote of two-thirds (2/3) of all votes entitled to be cast for the election of Members, remove any Member from office, either with or without cause, and may, by the vote normally required to elect Members, elect a successor to fill any resulting vacancy for the unexpired term of the removed Member. The Board of Managers shall promptly call a meeting of Participants for the purpose of voting on the question of removal of a Member when requested to do so in writing by the holders of not less than ten percent (10%) of the votes entitled to be cast.

     Section 9. Committees. The Board of Managers may elect by vote of a majority of the whole Board, two or more of its Members to constitute an Executive Committee which committee shall have and may exercise when the Board is not in session, any or all powers of the Board of Managers in the management of the business and affairs of Fund B.

     The Board of Managers may elect by a majority of the whole Board, two or more of its number to constitute an Investment Committee, which committee shall approve all investment transactions relative to Fund B.

     The Board of Managers likewise may appoint from their number other committees from time to time, the number (not less than two) composing such committees, and the functions to be performed by the same to be determined by the vote of the Board of Managers.

     Each committee may make rules for the notice and conduct of its meetings and the keeping of the records thereof. The terms of any member of any committee shall be fixed by the Board of Managers but all members of a committee shall hold office for an initial period of one (1) year and shall be subject to reappointment annually thereafter by the Board of Managers.

                                   ARTICLE IV

                                   Amendments

     These Rules and Regulations, subject to applicable law, may be altered, amended or repealed by vote of a majority of the Board of Managers.

                                      - 5 -